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                                                           Exhibit 23.1

                      Consent of Independent Accountants

        As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 10, 1997 in the Annual Report on Form 10-K for the year ending May 31, 1997, in RPM, Inc.'s Registration Statements on Form S-3 (Reg. Nos. 33-50868, Liquid Yield Option Notes, 33-61513, Dryvit Systems, Inc. acquisition, 333-08209, TCI, Inc. acquisition, and 333-19305, acquisition of Marson Automotive Division) and Registration Statements on Form S-8 (Reg. Nos. 2-65508, 1979 Stock Option Plan and 33-32794, 1989 Stock Option Plan).


                                                /s/ Ciulla, Smith & Dale, LLP
                                                -----------------------------
                                                Ciulla, Smith & Dale, LLP